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As filed with the Securities and Exchange Commission on February 29, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
IRON MOUNTAIN CANADA OPERATIONS ULC
Co-Registrants
(See next page)
(Exact name of registrant as specified in its charter)

Iron Mountain Incorporated Iron Mountain Canada Operations ULC	Delaware British Columbia	23-2588479 98-1119166
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

Iron Mountain Incorporated One Federal Street Boston, Massachusetts 02110 (617) 535-4766	Iron Mountain Canada Operations ULC 195 Summerlea Road Brampton, Ontario L6T 4P6 Canada (905) 792-7099
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copy to:
William L. Meaney President and Chief Executive Officer One Federal Street Boston, Massachusetts 02110 (617) 535-4766	William J. Curry, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrants.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of Iron Mountain Incorporated

Common Stock, $0.01 par value per share, of Iron Mountain Incorporated

Preferred Stock, $0.01 par value per share, of Iron Mountain Incorporated

Depositary Shares Representing Preferred Stock of Iron Mountain Incorporated

Warrants of Iron Mountain Incorporated

Stock Purchase Contracts of Iron Mountain Incorporated

Stock Purchase Units of Iron Mountain Incorporated(2)

Guarantees of Debt Securities of Iron Mountain Incorporated(3)

Debt Securities of Iron Mountain Canada Operations ULC

Guarantees of Debt Securities of Iron Mountain Canada Operations ULC(4)

Total	(5)(6)	(5)(6)	(5)(6)	(7)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered an indeterminate principal amount of guarantees of debt securities of Iron Mountain Incorporated by Iron Mountain Incorporated's subsidiaries listed on the "Subsidiary Guarantor Registrants" table and an indeterminate principal amount of guarantees of debt securities of Iron Mountain Canada Operations ULC by Iron Mountain Incorporated and Iron Mountain Incorporated's subsidiaries listed on the "Subsidiary Guarantor Registrants" table.

(2)
Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Iron Mountain Incorporated and (b) a beneficial interest in debt obligations of third parties, including U.S. treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(3)
There are being registered hereunder all guarantees and other obligations that certain of Iron Mountain Incorporated's subsidiaries listed on the "Subsidiary Guarantor Registrants" table may have with respect to debt securities that may be issued by Iron Mountain Incorporated. No separate consideration will be received for the guarantees or any other such obligations.

(4)
There are being registered hereunder all guarantees and other obligations that Iron Mountain Incorporated, along with certain of Iron Mountain Incorporated's subsidiaries listed on the "Subsidiary Guarantor Registrants" table, may have with respect to debt securities that may be issued by Iron Mountain Canada Operations ULC. No separate consideration will be received for the guarantees or any other such obligations.

(5)
Not applicable pursuant to Form S-3 General Instruction II.E.

(6)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(7)
Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Iron Mountain Fulfillment Services, Inc.	Delaware	94-3229868
Iron Mountain Global LLC	Delaware	04-3545070
Iron Mountain Global Holdings, Inc.	Delaware	04-3441680
Iron Mountain Information Management, LLC	Delaware	04-3038590
Iron Mountain Information Management Services, Inc.	Delaware	61-1701138
Iron Mountain Intellectual Property Management, Inc.	Delaware	75-1866918
Iron Mountain Secure Shredding, Inc.	Delaware	80-0880920
Iron Mountain US Holdings, Inc.	Delaware	36-4750559
Nettlebed Acquisition Corp.	Delaware	20-0388018

(1)
Any of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Iron Mountain Incorporated or Iron Mountain Canada Operations ULC offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

PROSPECTUS

Iron Mountain Incorporated

Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Warrants
Guarantees of Debt Securities of Iron Mountain Incorporated by
Subsidiary Guarantors

Iron Mountain Canada Operations ULC

Debt Securities
Guarantees of Debt Securities of Iron Mountain Canada Operations ULC by
Iron Mountain Incorporated and Subsidiary Guarantors

        Iron Mountain Incorporated, or Iron Mountain, a Delaware corporation, may offer and sell, from time to time, in one or more offerings the following securities:

  •
  debt securities of Iron Mountain;

  •
  shares of Iron Mountain's preferred stock;

  •
  fractional shares of Iron Mountain's preferred stock in the form of depositary shares;

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  shares of Iron Mountain's common stock;

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  warrants to purchase any of these securities;

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  stock purchase contracts; or

  •
  guarantees by Iron Mountain of debt securities of Iron Mountain Canada Operations ULC.

        Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company and an indirect, wholly-owned subsidiary of Iron Mountain, or the Canadian Issuer, may offer and sell its debt securities from time to time, in one or more offerings.

        The securities described in this prospectus may be offered and sold separately or together in units with other securities described in this prospectus.

        In connection with the debt securities of Iron Mountain and the Canadian Issuer, substantially all of the present and future wholly-owned domestic subsidiaries of Iron Mountain, or the Subsidiary Guarantors, may, on a joint and several basis, offer full and unconditional guarantees of Iron Mountain's and the Canadian Issuer's obligations under their respective debt securities on terms described in this prospectus and in the applicable supplements to the prospectus.

        The securities described in this prospectus offered by Iron Mountain or the Canadian Issuer may be issued in one or more series or issuances. Iron Mountain or the Canadian Issuer may offer and sell their securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of any securities actually offered and the manner in which the securities will be offered in supplements to this prospectus. In each case, we will describe the type and amount of securities that Iron Mountain or the Canadian Issuer are offering, the initial public offering price and the other terms of the offering in the applicable prospectus supplement.

        Iron Mountain's common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "IRM." On February 26, 2016, the last reported sale price of Iron Mountain's common stock on the NYSE was $29.56 per share.

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, or the SEC, and in the applicable prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2016.

ABOUT THIS PROSPECTUS

        All references to "Iron Mountain" in this prospectus are to Iron Mountain Incorporated and not any of its subsidiaries, and references to the "Canadian Issuer" are to Iron Mountain Canada Operations ULC and not any of its subsidiaries. All references to the "Subsidiary Guarantors" in this prospectus are to substantially all of the present and future wholly-owned domestic subsidiaries of Iron Mountain that may, on a joint and several basis, offer full and unconditional guarantees of the debt securities described in this prospectus. Unless otherwise indicated or required by context, all references to "we," "our" or "us" in this prospectus are to Iron Mountain, the Canadian Issuer and the Subsidiary Guarantors, except that references to "we," "us" or "our" under the headings "Prospectus Summary" and "Risk Factors" are to Iron Mountain and its consolidated subsidiaries. Unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of Iron Mountain.

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any of the securities described in this prospectus, or any combination thereof, in one or more offerings. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

PROSPECTUS SUMMARY

Iron Mountain Incorporated

        We store records, primarily physical records and data backup media, and provide information management services that help organizations around the world protect their information, lower storage rental costs, comply with regulations, enable corporate disaster recovery, and better use their information for business advantages, regardless of its format, location or life cycle stage. We offer comprehensive records and information management services and data management services, along with the expertise and experience to address complex storage and information management challenges such as rising storage rental costs, and increased litigation, regulatory compliance and disaster recovery requirements. Founded in an underground facility near Hudson, New York in 1951, we have more than 170,000 customers in a variety of industries in 37 countries around the world. We currently provide storage and information management services to legal, financial, healthcare, insurance, life sciences, energy, businesses services and government organizations, including approximately 94% of the Fortune 1000.

        As of December 31, 2015, we operated approximately 1,100 facilities (69.9 million square feet) and employed more than 20,000 people.

        Since January 1, 2014, we have been organized and have operated in a manner that enables us to qualify, and we intend to continue to operate in a manner that will allow us to continue to qualify, as a real estate investment trust for U.S. federal income tax purposes, or REIT.

        Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110, and our telephone number is (617) 535-4766.

The Canadian Issuer

        The Canadian Issuer is an unlimited liability company under the laws of British Columbia, Canada, and an indirect, wholly-owned subsidiary of Iron Mountain. The Canadian Issuer and its subsidiaries operate our storage and information management services businesses in Canada.

        We have not included or incorporated by reference separate financial statements of the Canadian Issuer in this prospectus, as the financial statements incorporated by reference herein from our Annual Report on Form 10-K, include our consolidated financial statements, which presents information with respect to the Canadian Issuer, along with, within Note 5, "Selected Consolidated Financial Statements of Parent Guarantor, Canada Company and Non-Guarantors" in Notes to Consolidated Financial Statements, information with respect to Iron Mountain and the other Subsidiary Guarantors.

        The registered office of the Canadian Issuer is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, BC V7X 1L3, Canada and its telephone number is (604) 631-3300.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents incorporated by reference herein that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, other U.S. federal securities laws or "forward-looking information" as that term is defined under applicable securities laws in Canada (together, "forward-looking statements"). These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others:

  •
  our ability to remain qualified for taxation as a REIT;

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  the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies;

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  changes in customer preferences and demand for our storage and information management services;

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  the cost to comply with current and future laws, regulations and customer demands relating to privacy issues, as well as fire and safety standards;

  •
  the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information;

  •
  changes in the price for our storage and information management services relative to the cost of providing such storage and information management services;

  •
  changes in the political and economic environments in the countries in which our international subsidiaries operate;

  •
  our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

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  changes in the amount of our capital expenditures;

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  changes in the cost of our debt;

  •
  the impact of alternative, more attractive investments on dividends;

  •
  the cost or potential liabilities associated with real estate necessary for our business;

  •
  the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; and

  •
  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

Please read carefully the information under "Risk Factors" beginning on page 3.

        Other important factors that could cause actual results to differ materially from those in our forward-looking statements are described more fully in our most recently filed Annual Report on Form 10-K, including those described under the caption "Item 1A. Risk Factors," and other reports filed from time to time with the SEC and any prospectus supplement.

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to review carefully and consider the various disclosures we have made or incorporated by reference in this prospectus, as well as our other periodic reports filed with the SEC.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2011	2012	2013	2014	2015
Ratio of Earnings to Fixed Charges	2.2x	1.9x	1.5x	1.7x	1.5x

        The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes. Fixed charges consist of interest costs, the interest component of rental expense and amortization of debt discounts and deferred financing costs, but do not include interest expense related to uncertain tax positions. We did not have any shares of preferred stock outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities covered by this prospectus for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Until we apply the proceeds from a sale of the securities covered by this prospectus for their stated purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all or which may not be investment grade.

 DESCRIPTION OF DEBT SECURITIES

        Iron Mountain and the Canadian Issuer (each, a Debt Issuer, and together, the Debt Issuers) each may offer debt securities and the Subsidiary Guarantors may offer guarantees of such debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities and guarantees of the debt securities offered through that prospectus supplement. The applicable prospectus supplement and other offering material relating to such offering will describe specific terms relating to the series of debt securities and guarantees being offered. These terms will include some or all of the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

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  the aggregate principal amount of the debt securities;

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  the percentage of the principal amount at which the Debt Issuers will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

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  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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  the stated maturity date;

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  any fixed or variable interest rate or rates per annum, the method by which the rate or rates will be determined and the interest payment and regular record dates;

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  the manner and place of payment of principal, premium, if any, and interest;

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  whether the debt securities may be exchanged or converted and, if applicable, where such debt securities can be surrendered for exchange or conversion;

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  the date from which interest may accrue and any interest payment dates;

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  any sinking fund requirements;

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  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the debt securities are denominated or payable in U.S. dollars, Canadian dollars, another foreign currency or units of two or more foreign currencies;

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  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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  the events of default and covenants of the debt securities, to the extent such events are in addition to, a modification of or a deletion of, those described in the indenture relating to such debt securities;

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  whether the debt securities will be in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form (with or without coupons) and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto, including the depositary for such debt securities;

  •
  whether the Debt Issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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  whether the Debt Issuer will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether such Debt Issuer will have the option to redeem the debt securities instead of making this payment;

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  the subordination provisions, if any, relating to the debt securities;

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  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

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  whether any of the Debt Issuer's subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

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  the provisions relating to any security provided for the debt securities; and

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  whether the debt securities will be guaranteed and the provisions relating to any such guarantee of the debt securities.

        In addition, Wells Fargo Bank, National Association, is a trustee under certain indentures of the Debt Issuers and may be named as trustee in any senior subordinated indenture or subordinated indenture or applicable prospectus supplements. Iron Mountain also has banking relationships with Wells Fargo Bank, National Association or its affiliates in the ordinary course of business.

DESCRIPTION OF IRON MOUNTAIN CAPITAL STOCK

        As used in this section, "we", "us" or "our" refers to Iron Mountain, and not any of its subsidiaries.

        The description below summarizes the more important terms of Iron Mountain's capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

        Iron Mountain's authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, or the Common Stock, and 10,000,000 shares of preferred stock, par value $0.01 per share, or the Preferred Stock, as of February 29, 2016.

Preferred Stock

        The following is a summary of the general terms and provisions of the Preferred Stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the Preferred Stock offered through that prospectus supplement. We will file a copy of the certificate of designations that contains the terms of each new series of Preferred Stock with the SEC each time we issue a new series of Preferred Stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of such series as well as any applicable qualifications, limitations or restrictions. A holder of Preferred Stock should refer to the applicable certificate of designations, our certificate of incorporation and the applicable prospectus supplement for more specific information.

        Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of Preferred Stock in multiple series. No shares of Preferred Stock are currently outstanding.

        With respect to each series of Preferred Stock, our board of directors has the authority to fix the following terms:

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  the designation of the series;

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  the number of shares within the series;

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  whether the shares are entitled to receive dividends and whether dividends are cumulative;

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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  whether the shares are entitled to any rights if we are dissolved or our assets are distributed;

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  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

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  any restrictions on issuance of shares in the same series or any other series; and

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  the voting rights, if any, of that series.

        Holders of Preferred Stock will not have preemptive rights with respect to shares of Preferred Stock. In addition, rights with respect to shares of Preferred Stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of Preferred Stock that we issue will be fully paid and nonassessable.

        As described under "Description of Iron Mountain Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the Preferred Stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        We currently plan to use Computershare Shareowner Services LLC as the registrar and transfer agent for any series of Preferred Stock.

Common Stock

        All outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Under Delaware General Corporation Law, or DGCL, stockholders generally are not personally liable for a corporation's acts or debts.

        Voting Rights.    Holders of Common Stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of Preferred Stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. In an uncontested election of directors, each director shall be elected by the affirmative vote of holders of a majority of the votes cast. In a contested election, the directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Dividend Rights and Limitations.    Holders of Common Stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

        Dividends and other distributions on Common Stock are also subject to the rights of holders of any series of Preferred Stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "—Preferred Stock."

        Liquidation Rights.    In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of Preferred Stock, if any, the holders of Common Stock will be entitled to share ratably in our remaining assets available for distribution.

        Miscellaneous.    Our board of directors has the power to issue shares of authorized but unissued Common Stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of Common Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

        Reference is made to the applicable prospectus supplement relating to the Common Stock offered by that prospectus supplement for specific terms, including:

  •
  the amount and number of shares offered;

  •
  the initial offering price, if any, and market price; and

  •
  information with respect to dividends.

        Transfer Agent and Registrar.    The transfer agent and registrar for Common Stock is Computershare Shareowner Services LLC, 250 Royall Street, Canton, Massachusetts 02021. Its telephone number is (781) 575-2000.

Restrictions on Ownership and Transfer

        To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our certificate of incorporation contains restrictions on the ownership and transfer of our stock.

        These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or otherwise be in the best interest of our stockholders. All certificates representing shares of capital stock bear legends describing or referring to these restrictions.

        For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of stock.

        The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of stock, including Common Stock and Preferred Stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of stock. We refer to these restrictions as the "ownership limits."

        The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding stock or less than 9.8% in value or number of outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding stock or 9.8% in value or number of outstanding shares of any class or series of stock.

        In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of stock to the extent that such ownership would cause any of our income that would otherwise qualify as "rents from real property" for purposes of Section 856(d) of the Code to fail to qualify as such.

        Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person, exempting them from the ownership limits and certain other REIT limits on ownership and transfer of stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not grant a waiver exempting any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person's beneficial or constructive ownership of stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.

        In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of stock or of the shares of a class or series of stock, as applicable, is in excess of such decreased ownership limits until such time as such person's percentage of total shares of stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of stock in excess of such percentage will be in violation of the ownership limits.

        Our certificate of incorporation further prohibits:

  •
  any person from transferring shares of stock if such transfer would result in shares of stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

  •
  any person from beneficially or constructively owning shares of stock if such ownership would result in our failing to qualify as a REIT.

        The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

        Pursuant to our certificate of incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with our certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.

        Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such stock will be promptly paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and

(ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

        The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee's indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

        The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

        Subject to the DGCL effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

        In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our stock, must provide us written notice of its name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner's beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

DESCRIPTION OF IRON MOUNTAIN DEPOSITARY SHARES

General

        As used in this section, "we", "us" or "our" refers to Iron Mountain, and not any of its subsidiaries.

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may, at our option, elect to offer fractional interests in shares of Preferred Stock, rather than whole shares of Preferred Stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred Stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the Preferred Stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Preferred Stock underlying the surrendered depositary receipts.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable series of Preferred Stock.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent shares of Preferred Stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the Preferred Stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of Preferred Stock and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of Preferred Stock will not be issued. If the depositary receipts that you surrender exceed the number of depositary shares that represent the number of whole shares of Preferred Stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of Preferred Stock, you will not be entitled to re-deposit those shares of Preferred Stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of Preferred Stock.

Redemption of Depositary Shares

        If we redeem a series of the Preferred Stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. The redemption date for depositary shares will be the same as that of the Preferred Stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the Preferred Stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for Common Stock, Preferred Stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the Preferred Stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the Preferred Stock represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of Preferred Stock to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of Preferred Stock affected by the termination consents to the termination. When a deposit agreement is terminated, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related Preferred Stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Preferred Stock; or

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  each of the shares of related Preferred Stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the shares of Preferred Stock and any redemption of the shares of Preferred Stock. However, holders of depositary receipts will pay any transfer taxes or other governmental charges and the fees and expenses of the depositary, including any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related Preferred Stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related Preferred Stock unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, by holders of depositary receipts or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF IRON MOUNTAIN WARRANTS

        As used in this section, "we", "us" or "our" refers to Iron Mountain, and not any of its subsidiaries.

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, shares of Preferred Stock, depositary shares or shares of Common Stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the rights, if any, we have to redeem the warrants;

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  the date on which the warrants will expire;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
AND THE STOCK PURCHASE UNITS

        As used in this section, "we", "us" or "our" refers to Iron Mountain, and not any of its subsidiaries.

        We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the Common Stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts offered by such prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
IRON MOUNTAIN'S CERTIFICATE OF INCORPORATION AND BYLAWS

        As used in this section, "we", "us" or "our" refers to Iron Mountain, and not any of its subsidiaries.

        Iron Mountain is organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law, in each case as currently in effect. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Delaware law.

        Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

        We are subject to Section 203 of the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the person became an interested stockholder, unless:

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  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an "interested stockholder" is a person that, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. In addition, our bylaws provide that, in an uncontested election of directors, each director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

        Our bylaws also provide that a majority of votes cast by the shares present in person or represented by proxy at any meeting of stockholders and entitled to vote thereat shall decide any question (other than the election of directors) brought before such meeting, except in any case where a larger vote is required by the DGCL, our certificate of incorporation, our bylaws or otherwise.

        Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

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  the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

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  the absence of authority for stockholders to call special stockholder meetings; and

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  the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

        These provisions and statutory anti-takeover provisions could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

        In addition, our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for the adjudication of certain disputes involving us, including, without limitation, any derivative action or proceeding brought on behalf of us.

        Our certificate of incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL, and our bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        The organizational documents and the DGCL provide similar indemnification for the officers and directors of certain of the Subsidiary Guarantors.

PLAN OF DISTRIBUTION

        We may sell the securities under this prospectus from time to time, in one or more of the following ways:

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  to or through one or more underwriters or dealers;

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  in short or long transactions;

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  directly to investors;

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  through agents; or

  •
  through a combination of any of these methods of sale.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  in privately negotiated transactions;

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  at prices related to those prevailing market prices; or

  •
  at negotiated prices.

        We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement and pricing supplement, if any, the terms and offering of securities, including:

  •
  the names of any underwriters, dealers or agents;

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  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  the public offering price; and

  •
  the securities exchanges on which such securities may be listed, if any.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or pricing supplement, if any, indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus, the applicable prospectus supplement and pricing supplement, if any, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus, an applicable prospectus supplement and an applicable pricing supplement, if any. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Underwriters, Agents and Dealers.    If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

        Direct Sales.    We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to holders of our securities. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

        Trading Market and Listing of Securities.    We will make applications to list any shares of Common Stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any national exchange or over-the-counter market, and any such listing will be disclosed in the applicable prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

        Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, guarantees Preferred Stock, Common Stock, depositary shares warrants, stock purchase contracts and stock purchase units. Certain legal matters with respect to the validity of the Canadian Issuer's debt securities will be passed upon for the Canadian Issuer and Iron Mountain by Blake, Cassels & Graydon LLP, Toronto, Ontario and Vancouver, British Columbia, with respect to matters of Canadian law. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed with the registration statement of which this prospectus is a part.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Iron Mountain's internal control over financial reporting as of December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.ironmountain.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Iron Mountain's Common Stock is listed on the NYSE under the symbol "IRM," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016;

  •
  our Current Report on Form 8-K filed with the SEC on February 29, 2016 (Item 8.01 and the related exhibits included in Item 9.01 only);

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, from our definitive Proxy Statement for our 2015 Annual Meeting of Stockholders dated April 13, 2015; and

  •
  the description of our Common Stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 21, 2015, and any subsequent amendments and reports filed to update such description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: One Federal Street, Boston, Massachusetts 02110, (617) 535-4766, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by the registrants.

Registration Fee Under Securities Act of 1933	$		*
Legal Fees and Expenses		$100,000
Accounting Fees and Expenses		$30,000
Miscellaneous Fees and Expenses		$5,000

Total:		$135,000

*
In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, we are deferring payment of the registration fee for the securities offered hereby.

        These expenses represent an estimate of the expenses we expect to incur in connection with the preparation and filing of this registration statement. Other expenses in connection with the issuance and distribution of securities to be offered hereunder are contingent on the number of offerings and cannot reasonably be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Iron Mountain Incorporated

Delaware Corporate Law

        Iron Mountain is a Delaware corporation. Section 102 of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit. Iron Mountain's certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

        Section 145 of the DGCL, or Section 145, authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys' fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 empowers a corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agents, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Iron Mountain's Certificate of Incorporation and Bylaws

        Iron Mountain's certificate of incorporation includes provisions eliminating the personal liability of its directors to the fullest extent permitted by Delaware Corporate Law, and Iron Mountain's bylaws include provisions indemnifying its directors and officers to the fullest extent permitted by Delaware Corporate Law. The limitation of liability and indemnification provisions in Iron Mountain's certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit Iron Mountain and its stockholders. In addition, the value of investments in its securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Article 12 of Iron Mountain's bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Iron Mountain), whether civil, criminal, administrative or investigative. Article 12 also permits Iron Mountain, by action of its board of directors, to indemnify employees and other agents of Iron Mountain to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director's liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of Iron Mountain entitled to vote in elections of directors. Article 12 further permits Iron Mountain to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss.

        Under Delaware law, directors of Iron Mountain will remain liable for the following:

  •
  any breach of the director's duty of loyalty to Iron Mountain or its stockholders;

  •
  acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

  •
  the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

  •
  any transaction in which the director receives an improper personal benefit.

        Iron Mountain maintains directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        Reference is made to Iron Mountain's certificate of incorporation, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of Iron Mountain filed with the Secretary of State of the State of Delaware on June 30, 2014, included as Annex B-1 to Iron Mountain's Proxy Statement for the Special Meeting of Stockholders of Iron

Mountain Incorporated, filed with the SEC on December 23, 2014 (File No. 001-13045). Reference is also made to Iron Mountain's Bylaws, included as Exhibit 3.3 to Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2014.

The Canadian Issuer

        Part 20 of the Canadian Issuer's articles of association, or Part 20, provides that, subject to the Business Corporations Act (British Columbia), or the BCBCA, the Canadian Issuer must indemnify a director or former director of the Canadian Issuer, or an Eligible Party, and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action (current, threatened, pending or completed) in which such person is or may be joined as a party or liable, by reason of the Eligible Party being or having been a director of the Canadian Issuer. The Canadian Issuer must, after the final disposition of the eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Part 20 specifies that each director is deemed to have contracted with the Canadian Issuer on the terms of this indemnity.

        Part 20 provides that subject to the BCBCA, the Canadian Issuer may indemnify any person. The failure of a director or officer to comply with the BCBCA or the Canadian Issuer's articles of association does not invalidate any indemnity to which he or she is entitled under Part 20. Part 20 further permits the Canadian Issuer to purchase and maintain insurance for the benefit of certain specified persons, including directors and officers, against any liability incurred by such persons.

        The foregoing provisions are generally consistent with Sections 160, 161 and 165 of the BCBCA, and Section 164 of the BCBCA contemplates court-ordered indemnification. Section 163(1) of the BCBCA prohibits indemnification if (1) in relation to the subject matter of the eligible proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the Canadian Issuer or an associated corporation or (2) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party did not have reasonable grounds for believing that their conduct in respect of which the proceeding was brought was lawful. Pursuant to Section 163(2) of the BCBCA, the Canadian Issuer cannot indemnify, or pay the expenses of, an Eligible Party in respect of a proceeding brought against such Eligible Party by or on behalf of the Canadian Issuer or an associated corporation.

Item 16.    Exhibits

        Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain on file with the SEC. Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Iron Mountain Debt Securities).*
1.2	Form of Underwriting Agreement (for Iron Mountain Preferred Stock).*
1.3	Form of Underwriting Agreement (for Iron Mountain Depositary Shares).*
1.4	Form of Underwriting Agreement (for Iron Mountain Common Stock).*
1.5	Form of Underwriting Agreement (for Iron Mountain Warrants).*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).*
1.8	Form of Underwriting Agreement (for Iron Mountain Canada Operations ULC Debt Securities).*

Exhibit No.	Description
4.1	Certificate of Incorporation of Iron Mountain, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Company filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the SEC on December 23, 2014, File No. 001-13045.)
4.2	Bylaws of Iron Mountain. (Incorporated by reference to Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2014.)
4.3
Articles of Association of Iron Mountain Canada Operations ULC. (Incorporated by reference to Iron Mountain's Post-Effective Amendment No. 1 to its Registration Statement on Form S-3, filed with the SEC on August 8, 2013, File No. 333-189709.)
4.4
Senior Indenture, dated as of August 13, 2013, among Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated August 13, 2013.)
4.5
Senior Indenture, dated as of August 13, 2013, among Iron Mountain Canada Operations ULC, Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated August 13, 2013.)
4.6	Form of Iron Mountain Incorporated Senior Subordinated Indenture.**
4.7	Form of Iron Mountain Incorporated Subordinated Indenture.**
4.8	Form of Iron Mountain Incorporated Senior Debt Security.*
4.9	Form of Iron Mountain Incorporated Senior Subordinated Debt Security.*
4.10	Form of Iron Mountain Incorporated Subordinated Debt Security.*
4.11	Form of Iron Mountain Canada Operations ULC Senior Debt Security.*
4.12
Form of Stock Certificate representing shares of Common Stock, $0.01 par value per share, of Iron Mountain. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated January 21, 2015.)
4.13	Form of Certificate of Designation for shares of Preferred Stock, $0.01 par value per share, of Iron Mountain.*
4.14	Form of Stock Certificate representing shares of Preferred Stock, $0.01 par value per share, of Iron Mountain.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.16	Form of Warrant Agreement, including form of Warrant.*
4.17	Form of Stock Purchase Contract.*
4.18	Form of Stock Purchase Unit.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Blake, Cassels & Graydon LLP.**
8.1	Opinion of Sullivan & Worcester LLP regarding tax matters.**
8.2	Opinion regarding Canadian tax matters.*

Exhibit No.	Description
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2015.)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)**
23.3	Consent of Blake, Cassels & Graydon LLP. (Included in Exhibit 5.2.)**
24.1	Powers of Attorney of Iron Mountain and the Subsidiary Guarantors (contained on pages II-8, II-9, II-11 and II-12 of the Registration Statement).**
24.2	Power of Attorney of Iron Mountain Canada Operations ULC (contained on page II-10 of the Registration Statement).**
25.1
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Senior Subordinated Indenture.**
25.2
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Senior Indenture, dated as of August 13, 2013, among Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association. **
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Subordinated Indenture.**
25.4
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Senior Indenture, dated as of August 13, 2013, among Iron Mountain Canada Operations ULC, Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association.**

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.    Undertakings

        (a)   Each of the undersigned registrants hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, the paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Iron Mountain's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 29, 2016.

IRON MOUNTAIN INCORPORATED
By:	/s/ WILLIAM L. MEANEY William L. Meaney President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ WILLIAM L. MEANEY William L. Meaney	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2016
/s/ RODERICK DAY Roderick Day	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2016
/s/ JENNIFER ALLERTON Jennifer Allerton	Director	February 29, 2016
/s/ TED R. ANTENUCCI Ted R. Antenucci	Director	February 29, 2016
/s/ PAMELA ARWAY Pamela Arway	Director	February 29, 2016
/s/ CLARK H. BAILEY Clark H. Bailey	Director	February 29, 2016
/s/ KENT P. DAUTEN Kent P. Dauten	Director	February 29, 2016

SIGNATURE	TITLE	DATE

/s/ PAUL F. DENINGER Paul F. Deninger	Director	February 29, 2016
/s/ PER-KRISTIAN HALVORSEN Per-Kristian Halvorsen	Director	February 29, 2016
/s/ WALTER C. RAKOWICH Walter C. Rakowich	Director	February 29, 2016
/s/ ALFRED J. VERRECCHIA Alfred J. Verrecchia	Director	February 29, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Canada Operations ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 29, 2016.

IRON MOUNTAIN CANADA OPERATIONS ULC
By:	/s/ WILLIAM L. MEANEY William L. Meaney President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated on behalf of Iron Mountain Canada Operations ULC. The undersigned officers and director of Iron Mountain Canada Operations ULC hereby severally constitute and appoint William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post-effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ WILLIAM L. MEANEY William L. Meaney	President and Chief Executive Officer (Principal Executive Officer)	February 29, 2016
/s/ SIMON GOLESWORTHY Simon Golesworthy	Chief Financial Officer (Principal Financial and Accounting Officer)	February 29, 2016
/s/ JOHN P. LAWRENCE John P. Lawrence	Director	February 29, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global Holdings, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain US Holdings, Inc. and Nettlebed Acquisition Corp. (collectively, the "Corporate Subsidiaries"), and Iron Mountain Information Management, LLC and Iron Mountain Global LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 29, 2016.

IRON MOUNTAIN FULFILLMENT SERVICES, INC.,
IRON MOUNTAIN GLOBAL HOLDINGS, INC.,
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.,
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.,
IRON MOUNTAIN SECURE SHREDDING, INC.,
IRON MOUNTAIN US HOLDINGS, INC.,
NETTLEBED ACQUISITION CORP. and
IRON MOUNTAIN INFORMATION MANAGEMENT, LLC
By:	/s/ JOHN P. LAWRENCE John P. Lawrence Senior Vice President and Treasurer
IRON MOUNTAIN GLOBAL LLC
By:	Iron Mountain Global Holdings, Inc., Its Sole Member
By:	/s/ JOHN P. LAWRENCE John P. Lawrence Senior Vice President and Treasurer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each of the undersigned officers or directors or managers of Iron Mountain Fulfillment Services, Inc., Iron Mountain Global Holdings, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain US Holdings, Inc. and Nettlebed Acquisition Corp. (collectively, the "Corporate Subsidiaries"), Iron Mountain Global LLC and Iron Mountain Information Management, LLC, hereby severally constitutes and appoints William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all post effective amendments or supplements to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature		Title	Date

/s/ WILLIAM L. MEANEY William L. Meaney		President and Chief Executive Officer of the Corporate Subsidiaries, Iron Mountain Global LLC and Iron Mountain Information Management, LLC	February 29, 2016
/s/ SIMON GOLESWORTHY Simon Golesworthy		Chief Financial Officer of the Corporate Subsidiaries, Iron Mountain Global LLC and Iron Mountain Information Management, LLC	February 29, 2016
Iron Mountain Global Holdings, Inc.
By:	/s/ SIMON GOLESWORTHY Simon Golesworthy Chief Financial Officer	Sole Member of Iron Mountain Global LLC	February 29, 2016
Iron Mountain Incorporated
By:	/s/ WILLIAM L. MEANEY William L. Meaney President and Chief Executive Officer	Sole Member of Iron Mountain Information Management, LLC	February 29, 2016
/s/ JOHN P. LAWRENCE John P. Lawrence		Sole Director of the Corporate Subsidiaries and Sole Manager of Iron Mountain Information Management, LLC	February 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Iron Mountain Debt Securities).*
1.2	Form of Underwriting Agreement (for Iron Mountain Preferred Stock).*
1.3	Form of Underwriting Agreement (for Iron Mountain Depositary Shares).*
1.4	Form of Underwriting Agreement (for Iron Mountain Common Stock).*
1.5	Form of Underwriting Agreement (for Iron Mountain Warrants).*
1.6	Form of Underwriting Agreement (for Stock Purchase Contracts).*
1.7	Form of Underwriting Agreement (for Stock Purchase Units).*
1.8	Form of Underwriting Agreement (for Iron Mountain Canada Operations ULC Debt Securities).*
4.1
Certificate of Incorporation of Iron Mountain, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of Iron Mountain filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the SEC on December 23, 2014, File No. 001-13045.)
4.2	Bylaws of Iron Mountain. (Incorporated by reference to Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2014.)
4.3
Articles of Association of Iron Mountain Canada Operations ULC. (Incorporated by reference to Iron Mountain's Post-Effective Amendment No. 1 to its Registration Statement on Form S-3, filed with the SEC on August 8, 2013, File No. 333-189709.)
4.4
Senior Indenture, dated as of August 13, 2013, among Iron Mountain, Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated August 13, 2013.)
4.5
Senior Indenture, dated as of August 13, 2013, among Iron Mountain Canada Operations ULC, Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated August 13, 2013.)
4.6	Form of Iron Mountain Incorporated Senior Subordinated Indenture.**
4.7	Form of Iron Mountain Incorporated Subordinated Indenture.**
4.8	Form of Iron Mountain Incorporated Senior Debt Security.*
4.9	Form of Iron Mountain Incorporated Senior Subordinated Debt Security.*
4.10	Form of Iron Mountain Incorporated Subordinated Debt Security.*
4.11	Form of Iron Mountain Canada Operations ULC Senior Debt Security.*
4.12
Form of Stock Certificate representing shares of Common Stock, $0.01 par value per share, of Iron Mountain. (Incorporated by reference to Iron Mountain's Current Report on Form 8-K dated January 21, 2015.)

Exhibit No.	Description
4.13	Form of Certificate of Designation for shares of Preferred Stock, $0.01 par value per share, of Iron Mountain.*
4.14	Form of Stock Certificate representing shares of Preferred Stock, $0.01 par value per share, of Iron Mountain.*
4.15	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.16	Form of Warrant Agreement, including form of Warrant.*
4.17	Form of Stock Purchase Contract.*
4.18	Form of Stock Purchase Unit.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Blake, Cassels & Graydon LLP.**
8.1	Opinion of Sullivan & Worcester LLP regarding tax matters.**
8.2	Opinion regarding Canadian tax matters.*
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2015.)
12.2	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.*
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)**
23.3	Consent of Blake, Cassels & Graydon LLP. (Included in Exhibit 5.2.)**
24.1	Powers of Attorney of Iron Mountain and the Subsidiary Guarantors. (contained on pages II-8, II-9, II-11 and II-12 of the Registration Statement).**
24.2	Power of Attorney of Iron Mountain Canada Operations ULC. (contained on page II-10 of the Registration Statement).**
25.1
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Senior Subordinated Indenture.**
25.2
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Senior Indenture, dated as of August 13, 2013, among Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Iron Mountain Subordinated Indenture.**

Exhibit No.	Description
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee for the Senior Indenture, dated as of August 13, 2013, among Iron Mountain Canada Operations ULC, Iron Mountain, the Guarantors named therein and Wells Fargo Bank, National Association.**

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Filed herewith.